Exhibit 77(q)(1)

                                    Exhibits

(a)(1) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series J, effective September 14, 2005 - filed herein (a)(2) ING GET Fund Plan of Liquidation and Dissolution of Series regarding ING GET Fund - Series K, effective December 14, 2005 - filed herein.